Exhibit 10.1

Cascade Microtech, Inc.

2005 Executive Compensation Plan

for the Six-Month Period Ending June 30, 2005

Participants

Eric Strid	Chief Executive Officer and President
Steven Sipowicz	Chief Financial Officer, Vice President of Finance, Treasurer and Corporate Secretary
John Pence	Vice President and General Manager, Engineering Products Division
Bruce McFadden	Vice President and General Manager, Production Probe Division

Performance Criteria

Bonuses for these participants are calculated on a percentage of their base salary based on attainment of planned levels of net income, operating income and divisional revenue.  Determinations as to whether the performance targets have been met are made quarterly, with respect to 20% of the bonus, and semi-annually, with respect 80% of the bonus.

This table lists the portion of the total bonus payout that is based on the different performance measures, for each executive:

	Semi-annual 80%				Quarterly 20%
	Net income	Operating income	Engineering products revenue	Production probes revenue	Quarterly Objectives
Chief Executive Officer	20%	40%	10%	10%	20%
Chief Financial Officer	30%	30%	10%	10%	20%
VP Engineering Products		60%	20%		20%
VP Production Probe		60%		20%	20%

In the cases of net income, operating income, and product line revenues, the period of the performance measures will be for the first half of 2005 (first two quarters).

The payout for the net income portion will be:

•                  100% payout for achievement of 100% of the planned net income (“target”)

•                  Linear from 0% to 100% for net income between 75% and 100% of target

•                  Zero for net income below 75% of target

•                  Linearly proportional to net income at or above 100% of target

The payout for the operating income portion will be:

•                  100% payout for achievement of 100% of the planned consolidated operating income (“target”)

•                  Linear from 50% payout for operating income at 75% of target to 100% payout at 100% of target and higher

•                  Zero for operating income below 75% of target

The payout for the product line revenue portion will be:

•                  100% payout for achievement of 100% of the planned respective consolidated product line revenue (“target”)

•                  Linear from 0% payout for product line revenues at 75% of target to 200% payout at 125% of target

•                  200% payout for product line revenues above 125% of target

•                  Zero for product line revenues below 75% of target

The payout for quarterly objectives will be proportional to the fraction of quarterly objectives completed. The CEO is the final arbiter of such completion status. A set of quarterly objectives is formulated by a consensus of the management team for each executive at the beginning of each quarter.